Exhibit 99.2

Offering Memorandum Excerpts

For the purposes of this Exhibit:

“Aera” means Aera Energy LLC.

“Aera Companies” means Aera Energy LLC and its operating affiliate Aera Energy Services Company.

“Aera Merger” means the business combination of California Resources Corporation with the Aera Companies in an all-stock transaction.

“Berry” means Berry Corporation (bry).

“Berry Merger” means the business combination of California Resources Corporation with Berry in an all-stock transaction.

“CRC,” the “Company,” “we,” “us,” “our” or similar terms refer to California Resources Corporation.

“GAAP” means U.S. Generally Accepted Accounting Principles.

“NGL” means natural gas liquid.

“PSC” means production-sharing contracts.

“PSU” means performance stock unit.

“Revolving Credit Facility” means the Credit Agreement, dated as of April 26, 2023, between CRC, Citibank, N.A., as administrative agent, collateral agent, and issuing bank, and the several lenders party thereto, as amended.

“RSU” means restricted stock unit.

“Unrestricted Subsidiaries” means certain of CRC’s subsidiaries that do not guarantee CRC’s outstanding senior notes.

* * *

As of and for the six months ended June 30, 2025, and assuming the addition of all of Berry’s subsidiaries as guarantors concurrent with the closing of the Berry Merger, our subsidiaries that do not guarantee our Revolving Credit Facility accounted for approximately 7% of our pro forma property, plant and equipment, net, 9% of our pro forma average daily net production, 8% of our pro forma total operating revenues and 1% of our pro forma adjusted EBITDAX. As of and for the year ended December 31, 2024, and assuming the addition of all of Berry’s subsidiaries as guarantors concurrent with the closing of the Berry Merger, our subsidiaries that do not guarantee our Revolving Credit Facility accounted for approximately 11% of our pro forma average daily net production, 10% of our pro forma total operating revenues and 5% of our pro forma adjusted EBITDAX. In addition, our subsidiaries that do not guarantee our Revolving Credit Facility will have no long-term indebtedness.

As of and for the six months ended June 30, 2025, and assuming the addition of all of Berry’s subsidiaries as guarantors concurrent with the closing of the Berry Merger, our Unrestricted Subsidiaries accounted for approximately 1% of our pro forma property, plant and equipment, net, none of our pro forma net production volumes, none of our pro forma total operating revenues and negative 4% of our pro forma adjusted EBITDAX due to operating losses. As of and for the year ended December 31, 2024, and assuming the addition of all of Berry’s subsidiaries as guarantors concurrent with the closing of the Berry Merger, our Unrestricted Subsidiaries did not account for any of our pro forma average daily net production or our total pro forma total operating revenues and did account for approximately negative 5% of our pro forma adjusted EBITDAX due to operating losses.

* * *

	Historical CRC				Pro Forma
	Six months ended June 30,		Year ended December 31,		Six months ended June 30, 2025	Year ended December 31, 2024	Twelve months ended June 30, 2025
	2025	2024	2024	2023
(in millions)			(Audited)		(Unaudited)
Statements of Operations Data:
Oil, natural gas and NGL sales	$1,516	$841	$2,537	$2,155	$1,789	$3,184
Total operating revenues	1,890	968	3,198	2,801	2,277	4,654	$4,960
Operating costs	(611)	(332)	(966)	(822)	(716)	(1,510)
General and administrative expenses	(151)	(120)	(321)	(267)	(191)	(493)
Depreciation, depletion and amortization	(259)	(106)	(388)	(225)	(314)	(653)
Total operating expenses	(1,437)	(941)	(2,589)	(2,025)	(1,867)	(3,969)
Interest and debt expense	(52)	(30)	(87)	(56)	(69)	(160)

Net income (loss)	287	(2)	376	564	245	383	691
Balance Sheet Data (at period end):
Total current assets	$728	$1,439	$1,024	$929	$883
Total current liabilities	928	593	980	616	1,079
Property, plant and equipment, net	5,560	2,773	5,680	2,770	6,396
Total assets	6,712	4,490	7,135	3,998	7,766
Long-term debt, net	888	1,161	1,132	540	1,333
Non-current asset retirement obligations	969	436	995	422	1,149
Stockholders’ equity	3,407	2,052	3,538	2,219	3,704
Statements of Cash Flows Data:
Net cash provided by operating activities	$351	$184	$610	$653	$432	$1,127	$952
Net cash used in investing activities	(130)	(82)	(1,077)	(175)
Net cash (used in) provided by financing activities	(521)	433	343	(289)
Other Supplementary Data (unaudited):
Adjusted EBITDAX(1)	652	288	1,006	862	773	1,730	1,640
Free cash flow(2)	240	96	355	468	238	703	548

(1)	Adjusted EBITDAX is a non-GAAP financial measure.
(2)	Free cash flow is a non-GAAP financial measure.

* * *

The following tables represent a reconciliation of the GAAP financial measures of net income and net cash provided by operating activities to the non-GAAP financial measure of adjusted EBITDAX.

	Historical CRC	Historical Berry		Pro Forma
	Six months ended June 30, 2025	Six months ended June 30, 2025	Adjustments	Six months ended June 30, 2025
(in millions)	(Unaudited)
Net income (loss)	$287	$(63)	$21	$245
Interest and debt expense	52	31	(14)	69
Income tax provision (benefit)	117	(25)	8	100
Interest income	(5)	—	—	(5)
Depreciation, depletion and amortization	259	76	(15)	320
Exploration expense	1	—	—	1
Unusual, infrequent and other items
Non-cash derivative gain	(162)	(61)	—	(223)
Asset impairment	—	158	—	158
Severance and termination costs	8	—	—	8
Transaction costs	3	—	—	3
Other, net	24	2	—	26

Other non-cash items	68	3	—	71

Adjusted EBITDAX	$652	$121	$—	$773

Net cash provided by operating activities	$351	$75	$6	$432
Cash interest payments	50	28	(14)	64
Cash income taxes	39	5	8	52
Exploration expenditures	1	—	—	1
Working capital changes	216	13	—	229
Cash interest received	(5)	—	—	(5)

Adjusted EBITDAX	$652	$121	$—	$773

	Historical CRC	Historical Berry		Pro Forma
	Six months ended December 31, 2024	Six months ended December 31, 2024	Adjustments	Six months ended December 31, 2024	Twelve months ended June 30 2025
(in millions)	(Unaudited)
Net income	$378	$68	$—	$446	$691
Interest and debt expense	57	20	18	95	164
Income tax provision	146	26	—	172	272
Interest income	(5)	—	—	(5)	(10)
Depreciation, depletion and amortization	282	86	(18)	350	670
Exploration expense	1	—	—	1	2
Unusual, infrequent and other items
Non-cash derivative gain	(322)	(64)	—	(386)	(609)
Asset impairment	1	—	—	1	159
Severance and termination costs	29	—	—	29	37
Transaction costs	31	1	—	32	35
Net gain on asset divestitures	(4)	—	—	(4)	(4)
Other, net	38	7	—	45	71
Other non-cash items	86	5	—	91	162

Adjusted EBITDAX	$718	$149	$—	$867	$1,640

Net cash provided by operating activities	$426	$112	$(18)	$520	$952
Cash interest payments	66	30	18	114	178
Cash income taxes	79	3	—	82	134
Acquisition costs	—	1	—	1	1
Non-recurring costs	—	1	—	1	1
Exploration expenditures	1	—	—	1	2
Working capital changes	151	—	—	151	380
Cash interest received	(5)	—	—	(5)	(10)
Other operating income– cash portion	—	(2)	—	(2)	(2)
Losses on debt retirement – cash portion	—	4	—	4	4

Adjusted EBITDAX	$718	$149	$—	$867	$1,640

	Pro Forma CRC	Historical Berry	Adjustments	Pro Forma
	Twelve months ended December 31,	Twelve months ended December 31,		Twelve months ended December 31,
	2024(1)	2024		2024
(in millions)	(Unaudited)
Net income	$352	$19	$12	$383
Interest and debt expense	125	39	(4)	160
Income tax provision	129	9	4	142
Interest income	(24)	—	—	(24)
Depreciation, depletion and amortization	528	172	(35)	665
Exploration expense	2	—	—	2
Unusual, infrequent and other items
Non-cash derivative gain	(37)	(8)	—	(45)
Asset impairment	14	44	—	58
Severance and termination costs	30	—	—	30

Transaction costs	73	5	14	92
Net gain on asset divestitures	(15)	—	—	(15)
Other, net	97	4	9	110
Other non-cash items	165	7	—	172

Adjusted EBITDAX	$1,439	$291	$—	$1,730

Net cash provided by operating activities	$940	$210	$(23)	$1,127
Cash interest payments	123	47	(4)	166
Cash income taxes	106	3	4	113
Acquisition costs	—	5	23	28
Non-recurring costs	—	2	—	2
Exploration expenditures	2	—	—	2
Working capital changes	291	26	—	317
Cash interest received	(23)	—	—	(23)
Other operating income – cash portion	—	(6)	—	(6)
Losses on debt retirement – cash portion	—	4	—	4

Adjusted EBITDAX	$1,439	$291	$—	$1,730

(1)

Reflects the Aera Companies’ historical results for the period from January 1, 2024 through June 30, 2024 and related transaction accounting and financing adjustments associated with CRC’s business combination with the Aera Companies completed on July 1, 2024, as presented below:

	Historical CRC	Historical Aera	Transaction Adjustments - Disposals	Transaction Adjustments - Acquisitions	Financing Adjustments	Pro Forma
	Twelve months ended December 31,	Six months ended June 30,				Twelve months ended December 31,
	2024	2024				2024
(in millions)	(Unaudited)
Net income (loss)	$376	$(105)	$8	$100	$(27)	$352
Interest and debt expense	87	—	—	—	38	125
Interest expense	—	59	—	(59)	—	—
Income tax provision	140	1	—	(1)	(11)	129
Interest income	(19)	(5)	—	—	—	(24)
Depreciation, depletion and amortization	388	149	—	(9)	—	528
Exploration expense	2	—	—	—	—	2
Unusual, infrequent and other items
Non-cash derivative (gain) loss	(274)	237	—	—	—	(37)
Asset impairment	14	—	—	—	—	14
Severance and termination costs	30	—	—	—	—	30
Transaction costs	57	16	—	—	—	73
Net gain on asset divestitures	(11)	(4)	—	—	—	(15)
Other, net	93	4	—	—	—	97
Other non-cash items	123	83	(10)	(31)	—	165

Adjusted EBITDAX	$1,006	$435	$(2)	—	—	$1,439

Net cash provided by operating activities	$610	$258	$8	$91	$(27)	$940
Cash interest payments	88	56	—	(59)	38	123
Cash income taxes	105	1	—	—	—	106
Exploration expenditures	2	—	—	—	—	2
Working capital changes	220	124	(10)	(32)	(11)	291
Cash interest received	(19)	(4)	—	—	—	(23)

Adjusted EBITDAX	$1,006	$435	$(2)	—	—	$1,439

* * *

The following tables present a reconciliation of net cash provided by operating activities to free cash flow.

	Historical CRC	Historical Berry	Adjustments	Pro Forma
	Six months ended June 30,	Six months ended June 30,		Six months ended June 30,
	2025	2025		2025
(in millions)				(Unaudited)
Net cash provided by operating activities	$351	$75	$6	$432
Capital investments	(111)	(83)	—	(194)

Free cash flow	240	(8)	6	238

Integration and transaction fees	3	—	—	3

Free cash flow, after special items	$243	$(8)	$6	$241

	Historical CRC	Historical Berry	Adjustments	Pro Forma
	Six months ended December 31,	Six months ended December 31,		Six months ended December 31,	Twelve months ended June 30
	2024	2024		2024	2025
(in millions)				(Unaudited)
Net cash provided by operating activities	$426	$112	$(18)	$520	$952
Capital investments	(167)	(43)	—	(210)	(404)

Free cash flow	259	69	(18)	310	548

Integration and transaction fees	31	—	—	31	34

Free cash flow, after special items	$290	$69	$(18)	$341	$582

	Pro Forma CRC	Historical Berry	Adjustments	Pro Forma
	Twelve months ended December 31,	Twelve months ended December 31,		Twelve months ended December 31,
	2024(1)	2024		2024
(in millions)				(Unaudited)
Net cash provided by operating activities	$940	$210	$(23)	$1,127
Capital investments	(322)	(102)	—	(424)

Free cash flow	618	108	(23)	703

Integration and transaction fees	73	—	14	87

Free cash flow, after special items	$691	$108	$(9)	$790

(1)

Reflects the Aera Companies’ historical results for the period from January 1, 2024 through June 30, 2024 and related transaction accounting and financing adjustments associated with CRC’s business combination with the Aera Companies completed on July 1, 2024, as presented below:

	Historical CRC	Historical Aera			Financing Adjustments	Pro Forma
	Twelve months ended December 31,	Six months ended June 30,	Transaction Adjustments			Twelve months ended December 31,
	2024	2024	Disposals	Acquisitions		2024
(in millions)	(Unaudited)
Net cash provided by operating activities	$610	$258	$8	$91	$(27)	$940
Capital investments	(255)	(67)	—	—	—	(322)

Free cash flow	355	191	8	91	(27)	618

Integration and transaction fees	57	16	—	—	—	73

Free cash flow, after special items	$412	$207	$8	$91	$(27)	$691

***

	Six months ended June 30, 2025
	CRC	Berry	Pro Forma
Average Daily Net Production:
Oil (MBbl/d)	110	23	133
NGLs (MBbl/d)	10	—	10
Natural gas (MMcf/d)	114	8	123
Total net production (MBoe/d)	139	24	163
Average realized prices:
Oil with hedge ($/Bbl)	$69.39	$68.57	$69.08
Oil without hedge ($/Bbl)	69.34	65.44	68.68
NGLs ($/Bbl)	48.60	28.35	47.89
Natural gas ($/Mcf)	3.46	3.06	3.43
Average benchmark prices:
Brent oil ($/Bbl)	$70.84	$70.81	$70.84
WTI oil ($/Bbl)	67.58	67.69	67.58
NYMEX gas ($/MMBtu)	3.55	—	3.55
Average costs per Boe:
Operating costs	$24.90	$25.10	$24.76
Operating costs, excluding effects of PSC-type contracts(1)	$23.80

(1)

Operating costs, excluding effects of PSCs is a non-GAAP measure. The reporting of our PSC-type contracts creates a difference between reported operating costs, which are for the full field, and reported volumes, which are only our net share, inflating the per barrel production costs. These amounts represent our operating costs after adjusting for this difference. Berry does not have any PSC-type contracts.

* * *

As of September 19, 2025, we had $251 million of available cash and cash equivalents (excluding $15 million of restricted cash) and no borrowings under our Revolving Credit Facility. As of September 19, 2025, Berry had $37 million of available cash and cash equivalents (excluding an insignificant amount of restricted cash) and $428 million of Existing Berry Indebtedness.

* * *

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is derived from the historical condensed combined financial statements of CRC and the historical condensed combined financial statements of Berry, respectively, and gives effect to (i) the merger, (ii) the extinguishment of Berry’s outstanding debt, (iii) the issuance of new debt, and (iv) the 2024 acquisition of the Aera Companies, described below, (collectively, the “pro forma events”). The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X.

On September 14, 2025, CRC entered into a merger agreement with Berry, pursuant to which CRC will acquire Berry for approximately 5.8 million shares of its common stock (subject to customary adjustments in the event of stock splits, dividends paid in stock and similar items). Upon the closing of the merger, we expect to terminate and repay any outstanding indebtedness under Berry’s senior secured term loan credit agreement and its senior secured revolving credit agreement. Each party will pay its own expenses incident to preparing for, entering into and carrying out the merger agreement and the consummation of the merger and the stock issuance. In the event the merger is terminated by Berry for a superior proposal, a termination fee is payable in connection with such termination.

The unaudited pro forma condensed combined financial information giving effect to the pro forma events has been prepared by CRC using the acquisition method of accounting in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). CRC has been treated as the acquirer for accounting purposes, and thus accounts for the merger as a business combination in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The valuations of the assets acquired, and liabilities assumed, and therefore the purchase price allocations, are preliminary and have not yet been finalized as of the date of this offering memorandum. As a result of the foregoing, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information.

On July 1, 2024, CRC completed the acquisition of the Aera Companies as contemplated by the merger agreement described in the Current Report on Form 8-K, filed by CRC on February 9, 2024. The impact of the Aera Merger is included in CRC’s historical condensed combined financial statements as of and for the six months ended June 30, 2025; as such, no adjustments have been applied to these financial statements on a pro forma basis.

The unaudited pro forma condensed combined balance sheet as of June 30, 2025 gives effect to the Berry Merger as if it had occurred as of June 30, 2025. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2024 and for six months ended June 30, 2025 give effect to the pro forma events as if they had occurred on January 1, 2024 (where the financial results for the Aera Companies during the period January 1, 2024 through June 30, 2024 is included with CRC’s financial results for the twelve months ended December 31, 2024 on a pro forma basis).

The unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of operations have been derived from and should be read in conjunction with the following financial statements:

•	The historical audited condensed combined financial statements of CRC as of and for the year ended December 31, 2024;

•	The historical unaudited condensed combined financial statements of CRC as of and for the six months ended June 30, 2025;

•	The historical audited condensed combined financial statements of Berry as of and for the year ended December 31, 2024;

•	The historical unaudited condensed combined financial statements of Berry as of and for the six months ended June 30, 2025; and

•	The historical unaudited consolidated and combined financial statements of the Aera Companies as of and for the six months ended June 30, 2024.

The unaudited pro forma condensed combined financial statements contain certain reclassification adjustments to conform the historical financial statement presentation of the Aera Companies and Berry to that of CRC.

CRC purchased services from Berry during the year ended December 31, 2024 in the amount of $6 million and during the six months ended June 30, 2025 in the amount of $5 million. CRC sold natural gas to and purchased natural gas from the Aera Companies during the six months ended June 30, 2024 in the amounts of $1 million and $1 million, respectively. As such, adjustments were applied to the unaudited pro forma condensed combined statements of operations to remove this activity, which would be considered intercompany activity and be eliminated upon consolidation.

The pro forma adjustments are based on available information and upon assumptions that management believes are reasonable in order to reflect, on a pro forma basis, the effect of the pro forma events on the historical financial information of CRC. The adjustments are described in the notes to the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined financial information is included for informational purposes only. The unaudited pro forma condensed combined financial information should not be relied upon as being indicative of our results of operations or financial condition had the pro forma events occurred on the dates assumed. The unaudited pro forma condensed combined financial information also does not project our results of operations or financial position for any future period or date, including, but not limited to, the anticipated realization of ongoing savings from potential operating efficiencies, asset dispositions, cost savings, or economies of scale that the combined company may achieve with respect to the combined operations. Specifically, the unaudited pro forma condensed combined statement of operations does not include projected synergies expected to be achieved as a result of the mergers and any associated costs that may be required to be incurred to achieve those synergies. The unaudited pro forma condensed combined statements of operations also exclude the effects of costs of integration activities that may result from the mergers. The unaudited pro forma condensed combined statements of operations and balance sheet should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in CRC’s Annual Report on Form 10-K for the year ended December 31, 2024.

CRC has used currently available information to determine preliminary fair value estimates for the stock consideration and its allocation to the Berry assets acquired and liabilities assumed.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2025

(in millions)

	CRC (as reported)	Berry (as reported)	Presentation Adjustments			Transaction Adjustments			Financing Adjustments			Pro Forma
Assets
Current assets:
Cash and cash equivalents	$72	$20				$(430)	(B	)	$445	(F	)	92
						(15)	(C	)
Trade receivables, net	297	71				(3)	(D	)				365
Inventories	93	—	16	(A	)							109
Asset held for sale	8	—										8
Receivable from affiliate	31	—										31
Derivative instruments	—	40	(40)	(A	)							—
Other current assets, net	227	27	40	(A	)							278
			(16)	(A	)

Total current assets	728	158	—			(448)			445			883
Property, plant, and equipment, net	5,560	1,176				(340)	(B	)				6,396
Investments in unconsolidated subsidiaries	93	—										93
Deferred income tax assets	33	55				19	(B	)				60
						(47)	(F	)
Derivative instruments	—	29	(29)	(A	)							—
Other noncurrent assets	298	10	29	(A	)	(3)	(B	)				334

Total assets	$6,712	1,428	—			$(819)			$445			$7,766

Current liabilities:
Current portion of long-term debt, net	122	45				(45)	(B	)				122
Accounts payable	329	145	(124)	(A	)	(3)	(D	)				347
Income taxes payable	—	1	(1)	(A	)							—
Accrued liabilities	477	—	125	(A	)	(1)	(C	)				610
						9	(E	)

Total current liabilities	928	191	—			(40)			—			1,079
Non-Current liabilities:
Long-term debt, net	888	365				(365)	(B	)	445	(F	)	1,333
Asset retirement obligations	969	180										1,149
Deferred tax liabilities	185	—				(47)	(F	)				138
Other long-term liabilities	335	28										363
Stockholders’ equity:
Common stock	1	—										1
Treasury stock	(922)	(114)				114	(B	)				(922)
Additional paid-in capital	2,359	785				(465)	(B	)				2,679
Retained earnings (accumulated deficit)	1,897	(7)				7	(B	)				1,874
						(14)	(C	)
						(9)	(E	)
Accumulated other comprehensive income	72	—										72

Total stockholders’ equity	3,407	664	—			(367)			—			3,704

Total liabilities and stockholders’ equity	$6,712	1,428	$—			$(819)			$445			$7,766

Please refer to the notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2025

(in millions, except share and per share amounts; shares in millions)

	CRC (as reported)	Berry (as reported)	Presentation Adjustments			Transaction Adjustments			Financing Adjustments			Pro Forma
Revenues:
Total operating revenues	$1,890	$392				$(5)	(DD	)				$2,277
Operating expenses:
Operating costs	611	—	110	(AA	)	(5)	(DD	)				716
Lease operating expenses	—	110	(110)	(AA	)							—
Costs of services	—	40	—									40
General & administrative expenses	151	40										191
Marketing expenses	—	1	(1)	(AA	)							—
Depreciation, depletion and amortization	259	76	(6)	(AA	)	(15)	(BB	)				314
Asset impairments	—	158										158
Taxes other than on income	117	22										139
Costs related to marketing of purchased commodities	91	—	1	(AA	)							92
Electricity generation expenses	15	2										17
Transportation costs	40	2										42
Accretion expense	57	—	6	(AA	)							63
Net (gain) loss on natural gas purchase derivatives	(3)	(3)										(6)
Measurement period adjustments	1	—										1
Other operating expenses, net	98	1	1	(AA	)							100

Total operating expenses	1,437	449	1			(20)			—			1,867

Net loss on asset divestitures	—	—	1	(AA	)							1

Operating (loss) income	453	(57)	—			15			—			411

Non-operating (expenses) income
Interest and debt expense	(52)	(31)				31	(CC	)	(17)	(FF	)	(69)
Loss of early extinguishment of debt	(1)	—										(1)
Loss from investment in unconsolidated subsidiaries	(1)	—										(1)
Other non-operating income	5	—										5

Income (loss) before income taxes	404	(88)	—			46			(17)			345
Income tax (provision) benefit	(117)	25				(13)	(EE	)	5	(EE	)	(100)

Net income (loss)	$287	$(63)	$—			$33			$(12)			$245

Pro forma net income per share:
Basic	$3.20	$(0.81)										$2.56
Diluted	$3.18	$(0.81)										$2.54
Weighted-average shares outstanding
Basic	89.8	77.40										95.6
Diluted	90.3	77.40										96.3

Please refer to the notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2024

(in millions, except per share amounts)

	CRC (pro forma)	Berry (as reported)	Presentation Adjustments			Transaction Adjustments			Financing Adjustments			Pro Forma
Revenues:
Total operating revenues	$3,883	$777	—			$(6)	(DD	)				$4,654
Operating expenses:
Operating costs	1,290	—	226	(AA	)	(6)	(DD	)				1,510
Lease operating expenses	—	226	(226)	(AA	)							—
Costs of services	—	96	—	—								96
General & administrative expenses	416	77										493
Marketing expenses	—	8	(8)	(AA	)							—
Depreciation, depletion and amortization	528	172	(12)	(AA	)	(35)	(BB	)				653
Asset impairments	14	44										58
Taxes other than on income	290	47										337
Costs related to marketing of purchased commodities	193	—	8	(AA	)							201
Electricity generation expenses	40	4										44
Transportation costs	85	5										90
Accretion expense	121	—	12	(AA	)							133
Net loss on natural gas purchase derivatives	36	23										59
Carbon management business expenses	62	—										62
Measurement period adjustments	(12)	—										(12)
Acquisition costs	—	5	(5)	(AA	)							—
Other operating expenses (income), net	217	(4)	5	(AA	)	14	(GG	)				245
			4	(AA	)	9	(HH	)

Loss on early extinguishment of debt	—	7	(7)	(AA	)							—

Total operating expenses	3,280	710	(3)			(18)			—			3,969

Net gain on asset divestitures	15	—	4	(AA	)							19

Operating income (loss)	618	67	7			12			—			704
Non-operating (expenses) income
Interest and debt expenses	(125)	(39)				39	(CC	)	(35)	(FF	)	(160)
Loss on early extinguishment of debt	(5)	—	(7)	(AA	)							(12)
Loss from investment in unconsolidated subsidiaries	(7)	—										(7)

Income (loss) before income taxes	481	28	—			51			(35)			525
Income tax provision	(129)	(9)				(14)	(EE	)	10	(EE	)	(142)

Net income	$352	$19	$—			$37			$(25)			$383

Net income per share:
Basic	$4.74	$0.25										$4.00
Diluted	$4.62	$0.25										$3.90
Weighted-average common shares outstanding
Basic	90.0	76.8										95.8
Diluted	92.1	77.0										98.1

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X and presents the pro forma financial condition and results of operations of CRC based upon the historical financial information of CRC, Berry, and the Aera Companies after giving effect to the pro forma events and related adjustments set forth in the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not reflect any management adjustments for expected synergies or dis-synergies of the merger.

The unaudited pro forma condensed combined balance sheet as of June 30, 2025, gives effect to the pro forma events as if they had occurred on June 30, 2025. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2024, and for six months ended June 30, 2025 give effect to the pro forma events as if they had occurred on January 1, 2024.

The Mergers

On September 14, 2025, CRC entered into a merger agreement with Berry, pursuant to which CRC will acquire Berry for 5.8 million shares of common stock.

On July 1, 2024, CRC completed the Aera Merger, as contemplated by the merger agreement described in the Current Report on Form 8-K, filed by CRC on February 9, 2024.

Financing of the Merger

The total amount of funds necessary for CRC to close the merger includes the funds needed to extinguish the outstanding debt of Berry.

2. Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

The following adjustments were made related to the unaudited pro forma condensed combined balance sheet as of June 30, 2025:

A.	Reflects certain reclassification adjustments to conform Berry’s historical assets and liabilities to the financial statement presentation of CRC.

B.

Reflects the purchase price allocation adjustments to record Berry’s assets and liabilities at estimated fair value based on the consideration conveyed of $750 million, as detailed below, and to eliminate Berry’s historical equity balances.

The purchase price was allocated among the identified assets to be acquired. This was considered appropriate based on the determination that the merger would be accounted for as a business acquisition under ASC 805. The estimates of fair value are based upon preliminary valuation assumptions believed to be reasonable, but which are inherently uncertain and unpredictable; and, as a result, actual results may differ from estimates. There can be no assurances that the valuations will not result in material changes to this purchase price allocation. In determining the preliminary estimate of fair values of assets acquired and liabilities assumed of Berry, CRC used publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions, to determine that substantially all of the purchase price adjustments would impact reserves. The pro forma purchase price allocation relating to the merger is preliminary and subject to change, as additional information becomes available and as additional analyses are performed. Any increase or decrease in fair values of the net assets as compared with the unaudited pro forma condensed combined financial information may change the amount of the total acquisition consideration allocated to reserves and may impact the Unaudited Pro Forma Condensed Combined Statements of Operations due to adjustments in the expenses related to the adjusted assets.

Net Assets Identified	Fair Value (in millions)
Cash and cash equivalents (5)	$20
Trade receivables	71
Inventories	16
Other current assets	51
Oil and natural gas properties (1)	771
Other property and equipment (1)	65
Deferred income tax asset (6)	74
Other non-current assets (7)	36
Accounts payable	(21)
Accrued liabilities	(125)
Asset retirement obligations	(180)
Other long-term liabilities	(28)

Total Fair Value	$750

Value Conveyed
Purchase Consideration (2)	$309
Repayment of Berry’s outstanding debt (3)	428
Replacement of equity awards (4)	11
Cash settlement of equity awards (8)	2

Total Purchase Consideration	$750

(1)	Berry’s principal assets are their oil and natural gas properties.
(2)

Purchase consideration was provided in the form of CRC common stock and was calculated as the 5.8 million total shares to be issued, multiplied by $53.01, the closing price of shares of CRC common stock on September 12, 2025.

(3)

In addition to the purchase consideration provided in the form of common stock, $428 million of Berry’s outstanding long-term debt as of June 30, 2025 will be repaid. Berry’s outstanding debt will be repaid upon closing due to a change in control provision within their legacy debt agreement.

(4)	Purchase consideration includes replacement of non-single trigger RSUs and PSUs of Berry with RSUs or common shares of CRC; these legacy Berry awards become fully vested due to the change in control.
(5)	In addition to cash and cash equivalents, Berry held an immaterial amount classified as restricted cash.
(6)

Based on a preliminary assessment of tax attributes included in Berry’s historical deferred tax assets, it was determined that $76 million of tax credit carryforwards will be subject to an annual limitation since Berry will experience an ownership change in connection with the merger. These tax attributes are not expected to be recoverable in the future.

(7)

Deferred issuance costs of $3 million related to Berry’s revolving debt facility were written off as this facility will be terminated due to a change in control provision within the legacy credit agreement.

(8)	Purchase consideration includes $2 million related to the cash settlement of single trigger RSUs and PSUs of Berry; these legacy Berry awards become fully vested due to the change in control.

C.

Total merger-related transaction costs are estimated to be $15 million, including certain legal, accounting, investment banking, due diligence, and other related costs. Approximately $1 million of transaction costs were incurred and accrued for on the balance sheet of CRC as of June 30, 2025. All transaction costs were unpaid as of June 30, 2025.

D.	Reflects the elimination of balances between CRC and Berry that, following the merger, would be considered intercompany activity and eliminated upon consolidation.

E.	Reflects the accrual of $9 million for a retention bonus pool to be paid to certain employees of Berry.

F.	Reflects a reclassification entry to properly present both deferred tax assets and deferred tax liabilities of the combined entity by tax jurisdiction.

G.

Reflects the issuance of debt in the amount of $400 million in new notes, net of debt issuance costs of $6 million, and an additional $51 million, which is expected to be drawn on CRC’s existing revolving credit facility.

3. Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

The following adjustments were made to the unaudited pro forma condensed combined statements of operations:

AA.	Reflects certain reclassification adjustments to conform Berry’s historical revenues and expenses to the financial statement presentation of CRC.

BB.

Reflects the estimated changes in pro forma depreciation, depletion, and amortization expense based on the preliminary purchase price allocation, resulting from the adjustment to basis associated with the property, plant, and equipment balance, which is related to proved oil and gas reserves.

CC.

Reflects the elimination of historical interest expense and amortization of debt issuance costs associated with the settlement of Berry’s outstanding debt, included in consideration as discussed at adjustment (B).

DD.	Reflects the elimination of activity between CRC and Berry that, following the merger, would be considered intercompany activity and eliminated upon consolidation.

EE.	Represents the pro forma adjustment to taxes as a result of adjustments to the income statement, which was calculated using a blended U.S. federal and California statutory income tax rate of 28%.

FF.

Reflects interest expense related to the issuance of new debt, as presented at adjustment (G). This adjustment also includes the amortization of estimated debt issuance costs of $6 million over the estimated term of the loan.

GG.	Reflects estimated transaction costs associated with the pro forma events, as presented at adjustment (C). This charge is not expected to recur in the twelve months following closing.

HH.	Reflects the compensation expense associated with a retention bonus pool, as presented at adjustment (E). This charge is not expected to recur in the twelve months following closing.

The pro forma statement of operations in the table below reflects CRC’s statement of operations for the twelve months ended December 31, 2024 adjusted for the Aera Merger as if it occurred on January 1, 2024. Transaction costs in the amount of $16 million are included in the historical results of the Aera Companies, and this is not expected to recur in the twelve months following closing. The following adjustments were made to the pro forma condensed combined statement of operations for the Aera Merger:

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2024

(in millions, except per share amounts)

	CRC (as reported)	Aera Companies (as reported for the six months ended June 30, 2024)	Presentation Adjustments			Transaction Adjustments - Disposal			Transaction Adjustments - Acquisition			Financing Adjustments			Pro Forma
Revenues:
Total operating revenues	$3,198	$684	$6	(A	)	$(4)	(B	)	$(1)	(D	)				$3,883
Operating expenses:
Operating costs	966	226	101	(A	)	(2)	(B	)	(1)	(D	)				1,290
General & administrative expenses	321	97	(2)	(A	)										416
Depreciation, depletion and amortization	388	149							(9)	(C	)				528
Asset impairments	14	—													14
Taxes other than on income	242	48													290
Purchased natural gas marketing expense	193	84	(84)	(A	)										193
Electricity generation expenses	40	25	(25)	(A	)										40
Transportation costs	81	—	4	(A	)										85
Accretion expense	87	75				(10)	(B	)	(31)	(C	)				121
Carbon management business expenses	56	—	6	(A	)										62
Net loss on natural gas purchase derivatives	30	—	6	(A	)										36
Measurement period adjustments	(12)	—													(12)

Other operating expenses (income), net	183	34													217

Total operating expenses	2,589	738	6			(12)			(41)			—			3,280

Net gain on asset divestitures	11	—	4	(A	)										15

Operating income (loss)	620	(54)	4			8			40			—			618
Non-operating (expenses) income
Interest income	—	4	(4)	(A	)										—
Interest expense	—	(59)	59	(A	)										—
Interest and debt expenses	(87)	—	(59)	(A	)				59	(E	)	(38)	(H	)	(125)
Loss on early extinguishment of debt	(5)	—													(5)
(Loss) income from investments in unconsolidated subsidiaries	(10)	—	3	(A	)										(7)
Income from equity investments	—	3	(3)	(A	)										—

Other non-operating (expense) income, net	(2)	2													—

Income (loss) before income taxes	516	(104)	—			8			99			(38)			481
Income tax provision	(140)	—	(1)						29	(F	)	11	(G	)	(129)
Federal and state income tax (expense)/benefit	—	(1)	1												—
									(28)	(G	)

Net income (loss)	$376	$(105)	$—			$8			$100			(27)			$352

Net income per share:
Basic	$4.74														$4.00
Diluted	$4.62														$3.90
Weighted-average common shares outstanding
Basic	79.30														90.0
Diluted	81.40														92.1

(A)	Reflects certain reclassification adjustments to conform the Aera Companies’ historical revenues and expenses to the financial statement presentation of CRC.

(B)	Reflects the elimination of revenues and expenses associated with certain assets and associated liabilities, which were distributed prior to closing of the Aera Merger.
(C)	Reflects the changes in pro forma accretion expense and depreciation, depletion, and amortization expense based on the preliminary purchase price allocation.
(D)	Reflects the elimination of activity between CRC and the Aera Companies that, following the mergers, would be considered intercompany activity and eliminated upon consolidation.
(E)	Reflects the elimination of historical interest expense and amortization of debt issuance costs associated with the settlement of the Aera Companies’ outstanding debt.
(F)

Reflects the change in tax status of the Aera Companies and certain of its subsidiaries, which were previously pass-through entities for tax purposes, to taxable entities; this impact was calculated using a blended U.S. federal and California statutory income tax rate of 28%.

(G)	Represents the pro forma adjustment to taxes as a result of adjustments to the income statement, which was calculated using a blended U.S. federal and California statutory income tax rate of 28%.
(H)	Reflects interest expense related to the issuance of new debt. This adjustment also includes the amortization of debt issuance costs of $8 million over the estimated five-year period of the loan.

4. Unaudited Pro Forma Net Income Per Share

Unaudited basic pro forma net income per share is computed by dividing pro forma net income attributable to common shares by the pro forma weighted average number of common shares outstanding during the period. Unaudited diluted pro forma net income per share is computed by dividing pro forma net income attributable to common shares by the weighted average number of common shares outstanding during the period after adjusting for the impact of securities that would have a dilutive effect on net income per share.

Pro forma net income per share—basic and diluted

(in millions except per share amounts)

For the Six Months Ended June 30, 2025

Numerator:
Pro forma net income - basic and diluted	$245
Denominator:
Pro forma weighted-average number of shares outstanding – basic	95.6
Pro forma weighted-average number of shares outstanding – diluted	96.3
Pro forma net income per share attributable to common shareholders:
Basic	$2.56
Diluted	2.54

For the Year Ended December 31, 2024

Numerator:
Pro forma net income - basic and diluted	$383
Denominator:
Pro forma weighted-average number of shares outstanding – basic	95.8
Pro forma weighted-average number of shares outstanding – diluted	98.1
Pro forma net income per share attributable to common shareholders:
Basic	$4.00
Diluted	$3.90